SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION STATEMENT
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of the Securities Exchange Act of 1934
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ARTISTdirect, Inc.
(Name of Registrant as Specified in its Charter)
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INFORMATION STATEMENT
INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER REGARDING ACTION TAKEN BY WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS
GENERAL
INTEREST OF CERTAIN PERSONS
REASONS FOR ENGAGING IN THE TRANSACTION
FINANCIAL INFORMATION
PROCEDURE FOR APPROVAL OF ACTION; VOTING
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
DISSENTERS’ RIGHTS OF APPRAISAL
CORPORATE INFORMATION
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION FISCAL YEAR-END VALUES
DOCUMENTS INCORPORATED BY REFERENCE
ADDITIONAL INFORMATION
ANNEX A

ARTISTDIRECT, INC.
10900 WILSHIRE BOULEVARD, SUITE 1400
LOS ANGELES, CALIFORNIA 90024
INFORMATION STATEMENT
To the stockholders of ARTISTdirect, Inc.:
      ARTISTdirect, Inc., a Delaware corporation (the “Company”, “we” “us” or “our”), has obtained the written consent of eight stockholders representing a 66.7% majority of our issued and outstanding shares of common stock (the “Common Stock”) on August 2, 2005, the record date for obtaining consents, to increase the authorized number of shares of our Common Stock from 15,000,000 shares to 60,000,000 shares, as set forth in the Certificate of Amendment to our Certificate of Incorporation attached hereto as Annex A (the “Certificate of Amendment”). The number of votes obtained was sufficient to satisfy the stockholder vote requirement for this action set forth in our Certificate of Incorporation.
      The foregoing proposal to adopt the Certificate of Amendment was previously approved and recommended for stockholder approval by the unanimous written consent of our Board of Directors on July 28, 2005.
      As we announced in a press release issued on August 1, 2005, which was included in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 3, 2005, on July 28, 2005, we consummated the acquisition (the “Acquisition”) of MediaDefender, Inc., a privately held Delaware corporation (“MediaDefender”). The aggregate consideration for the Acquisition was $42.5 million in cash, subject to a holdback of $4.25 million which has been placed into an escrow account to cover certain indemnification claims for a limited period of time. Concurrent with the consummation of the Acquisition, we completed a $15 million senior secured debt transaction (the “Senior Financing”) and a $30 million convertible subordinated debt transaction (the “Sub-debt Financing”). If all of the equity-based securities issued in the Senior Financing and the Sub-debt Financing are converted or exercised into shares of our Common Stock in accordance with their respective terms, there will be a total of approximately 37,500,000 shares of our Common Stock issued and outstanding (assuming conversion or exercise of all currently outstanding options and warrants). The Acquisition, the Senior Financing and the Sub-debt Financing are collectively referred to as the “Transaction” and are more fully described in the accompanying Information Statement.
      The purpose of increasing the number of authorized shares of our Common Stock is to allow us to comply with the terms of the transaction documents governing the Senior Financing and the Sub-debt Financing.
      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
      Your consent is not required and is not being solicited in connection with this action. The accompanying Information Statement is furnished only to inform you of the action described above in accordance with Rule l4c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The accompanying Information Statement is being mailed to you on or about August [29], 2005.
      PLEASE NOTE THAT THE STOCKHOLDERS REPRESENTING A 66.7% MAJORITY OF OUR COMMON STOCK VOTED TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 15,000,000 SHARES TO 60,000,000 SHARES. THE NUMBER OF VOTES OBTAINED WAS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS ACTION SET FORTH IN OUR CERTIFICATE OF INCORPORATION AND CONSEQUENTLY NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS ACTION. PURSUANT TO SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW, YOU ARE HEREBY BEING PROVIDED WITH NOTICE OF THE APPROVAL BY LESS THAN UNANIMOUS WRITTEN CONSENT OF OUR STOCKHOLDERS OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

By order of the Board of Directors,

/s/ Frederick W. Field

Frederick W. Field
Chairman of the Board of Directors
Los Angeles, California

/s/ Jonathan V. Diamond

Jonathan V. Diamond
President, Chief Executive Officer and Director
Los Angeles, California
Dated: August [29], 2005

ARTISTDIRECT, INC.
10900 Wilshire Boulevard, Suite 1400
Los Angeles, California 90024
INFORMATION STATEMENT PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF A
MAJORITY OF STOCKHOLDERS
      ARTISTdirect, Inc., a Delaware corporation (“we”, “us”, “our” or the “Company”), is furnishing this Information Statement to you to provide you with information and a description of actions taken by the written consent of eight stockholders, in accordance with the relevant sections of the Delaware General Corporation Law and our Certificate of Incorporation, representing a 66.7% majority of our issued and outstanding shares of common stock (“Common Stock”) on August 2, 2005, the record date for obtaining the consents.
      THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT AUGUST [29], 2005 TO STOCKHOLDERS OF RECORD ON AUGUST 26, 2005. THE INFORMATION STATEMENT IS BEING DELIVERED ONLY TO INFORM YOU OF THE CORPORATE ACTION DESCRIBED HEREIN IN ACCORDANCE WITH RULE l4C-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
      We have asked banks, brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons on August 26, 2005 and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. We will pay all costs associated with the preparation and distribution of this Information Statement, including all printing and mailing expenses.
      THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.
      PLEASE NOTE THAT STOCKHOLDERS REPRESENTING A 66.7% MAJORITY OF OUR COMMON STOCK VOTED TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 15,000,000 SHARES TO 60,000,000 SHARES. THE NUMBER OF VOTES OBTAINED WAS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS ACTION SET FORTH IN OUR CERTIFICATE OF INCORPORATION AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.
GENERAL
      We have obtained the written consent of eight stockholders representing a 66.7% majority of our issued and outstanding shares of Common Stock on August 2, 2005, the record date for obtaining the consents, to increase the authorized number of shares of our Common Stock from 15,000,000 shares to 60,000,000 shares, as set forth in the Certificate of Amendment to our Certificate of Incorporation attached hereto as Annex A (the “Certificate of Amendment”).
      The foregoing proposal was previously approved and recommended for stockholder approval by the unanimous written consent of our Board of Directors on July 28, 2005.
      On July 28, 2005, we consummated the acquisition (the “Acquisition”) of MediaDefender, Inc., a privately held Delaware corporation (“MediaDefender”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, ARTISTdirect Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and MediaDefender. Under the terms of the Merger Agreement, Merger Sub merged with and into MediaDefender, the separate corporate existence of Merger Sub ceased and MediaDefender survived as a wholly-owned subsidiary of the Company. The stockholders of MediaDefender are receiving aggregate consideration of $42.5 million in cash, subject to a holdback of $4.25 million which has been placed into an escrow account to cover certain indemnification claims under the Merger Agreement for a limited period of time. The amount of consideration paid by us upon the closing of the Acquisition was determined in arm’s length negotiations among the parties thereto and approved by our Board of Directors. A complete copy of the Merger Agreement is available in our Current Report on Form 8-K/ A filed with the Securities and Exchange Commission (“SEC”) on August 5, 2005. Refer also to “Documents Incorporated by Reference” and “Additional Information” below.
      Concurrent with the consummation of the Acquisition described above, we completed a $15 million senior secured debt transaction (the “Senior Financing”) and a $30 million convertible subordinated debt transaction (the “Sub-debt Financing”). The Acquisition, the Senior Financing and the Sub-debt Financing are collectively referred to as the “Transaction.” The proceeds of the Senior Financing and the Sub-debt Financing were used to fund the Acquisition and for general corporate purposes.
      The Senior Financing was completed in accordance with the terms set forth in the Note and Warrant Purchase Agreement entered into on July 28, 2005 (the “Note Purchase Agreement”). Pursuant to the terms of the Note Purchase Agreement, each investor received a note with a term of three years and 11 months that bears interest at the rate of 11.25% per annum (each a “Senior Note”). Interest is payable by us to the investors quarterly in cash, in arrears. Termination and payment of the Senior Notes by us prior to maturity will not result in a prepayment fee. As collateral for the $15 million Senior Financing, the investors received a first priority security interest in all of our, and our subsidiaries, existing and future assets, tangible and intangible, including but not limited to, cash and cash equivalents, accounts receivable, inventories, other current assets, furniture, fixtures and equipment and intellectual property. In addition, the investors received five year warrants to purchase up to an aggregate of 3,250,000 shares of our Common Stock at an exercise price of $2.00 per share, subject to certain anti-dilution adjustments (collectively, the “Senior Warrant Shares”). Until such time as the Certificate of Amendment is filed with the Secretary of State of Delaware, the Senior Financing investors may only exercise up to an aggregate of 1,332,411 Senior Warrant Shares. Complete copies of the Senior Financing transaction documents are available in our Current Report on Form 8-K filed with the SEC on August 3, 2005. Refer also to “Documents Incorporated by Reference” and “Additional Information” below.
      In connection with the Senior Financing, we issued a four year warrant to purchase up to 237,500 shares of our Common Stock with an exercise price of $2.00 per share to Libra FE, LP (“Libra”). The warrant was issued as partial consideration for Libra’s services as our placement agent in the Senior Financing. Until such time as the Certificate of Amendment is filed with the Secretary of State of Delaware, Libra may not exercise any portion of the warrant.
      The Sub-debt Financing was completed in accordance with the terms set forth in the Securities Purchase Agreement entered into on July 28, 2005 (the “Securities Purchase Agreement”). Pursuant to the terms of the Securities Purchase Agreement, each investor received a convertible subordinated note with a term of four years that bears interest at the rate of 4.00% per annum (each a “Sub-debt Note” and collectively, the “Sub-debt Notes”). Interest is payable by us in arrears to the investors quarterly and shall be payable, at our option, in cash or, provided that certain equity-related conditions are met, newly issued shares of our Common Stock. Each Sub-debt Note is convertible at the option of the holder at an initial conversion price of $1.55 per share, subject to certain anti-dilution and change-of-control adjustments. Additionally, each Sub-debt Note is subject to mandatory conversion by us in the event certain trading price targets for our Common Stock are reached following the effectiveness of a registration statement to be filed by us (as described below). In addition, the Sub-debt Financing investors received five year warrants to purchase up to 8.25% of the number of shares of our Common Stock underlying the Sub-debt Notes at an exercise price of $1.55 per share, subject to certain anti-dilution adjustments (the “Sub-debt Warrants”). Randy Saaf and Octavio Herrera, formerly principals and stockholders of MediaDefender and now both executive officers of our wholly-owned subsidiary MediaDefender, each elected to invest $2,250,000 in the Sub-debt Financing on the same terms and conditions as the other Sub-debt Financing investors. We also issued $1,460,000 in principal amount of convertible notes (also considered “Sub-debt Notes” for purposes of disclosure contained herein) to Broadband Capital Management LLC and certain of its affiliates (collectively, “Broadband”) and warrants to purchase up to an aggregate of 1,516,935 shares of our Common Stock (also considered “Sub-debt Warrants” for purposes of disclosure contained herein) on the same terms and conditions as the other Sub-debt Financing investors, as partial consideration for Broadband’s services as our placement agent in the Sub-debt Financing. Until such time as the Certificate of Amendment is filed with the Secretary of State of Delaware, the Sub-debt Financing investors may not exercise any portion of the Sub-debt Warrants and the Sub-debt Notes may only convert into an aggregate of 8,003,712 shares of our Common Stock. Complete copies of the Sub-debt Financing transaction documents are available in our Current Report on Form 8-K filed with the SEC on August 3, 2005. Refer also to “Interest of Certain Persons,” “Documents Incorporated by Reference” and “Additional Information” below.

      Pursuant to the terms of the Senior Financing and the Sub-debt Financing transaction documents, we are obligated to have a registration statement covering the resale of the shares of Common Stock issued upon conversion or exercise of the equity-based securities issued in the Senior Financing and the Sub-debt Financing on file with and declared effective by the staff of the SEC within 180 days of July 28, 2005. In the event that we are unable to have the registration statement declared effective within such 180-day time frame, or fail to meet certain other timing deadlines set forth pursuant to the terms of the Senior Financing or Sub-debt Financing transaction documents, we will incur certain financial penalties.
      If all of the securities issued in the Senior Financing and the Sub-debt Financing are converted or exercised into shares of our Common Stock in accordance with their respective terms, significant dilution to our existing stockholders will result. Assuming the conversion or exercise of all equity-based securities issued in connection with the Senior Financing and Sub-debt Financing at the closing, there will be approximately 37,500,000 shares of our Common Stock issued and outstanding (also assumes conversion or exercise of all currently outstanding options and warrants). Pursuant to the terms of the Note Purchase Agreement and the Securities Purchase Agreement, we are required to effect the increase in the number of authorized shares of our Common Stock from 15,000,000 shares to 60,000,000 shares.
      While the Transaction closed and had immediate effect as of July 28, 2005, we will not file the Certificate of Amendment with the Secretary of State of Delaware to effect the increase in the authorized number of shares of our Common Stock pursuant to the written consent received by our stockholders until at least 20 calendar days after this Information Statement has been mailed or delivered to our stockholders, in compliance with Section 14(c) of the Exchange Act and Schedule 14(c) promulgated thereunder. Until such time as the Certificate of Amendment is filed by us and accepted by the Secretary of State of Delaware, the securities issued in the Senior Financing and the Sub-debt Financing may only convert into a number of shares of our Common Stock not to exceed the 15,000,000 shares currently authorized and available for issuance.
      The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Current Report on Form 8-K filed August 3, 2005 with the SEC and the Current Report on Form 8-K/ A filed August 5, 2005 with the SEC. Stockholders are encouraged to refer to the transaction documents referenced in the Current Reports for a more complete understanding of the Transaction.
INTEREST OF CERTAIN PERSONS
      As referenced above, Randy Saaf and Octavio Herrera, formerly principals and stockholders of MediaDefender and now both executive officers of our wholly-owned subsidiary MediaDefender, each elected to invest $2,250,000 in the Sub-debt Financing on the same terms and conditions as the other Sub-debt Financing investors. Until such time as the Certificate of Amendment is filed with the Secretary of State of Delaware, Messrs. Saaf and Herrera may not exercise any portion of their respective Sub-debt Warrants and each of their respective Sub-debt Notes may only convert into 119,758 shares of our Common Stock.
      Additionally, we issued a warrant to purchase up to 114,985 shares of our Common Stock with an exercise price of $1.55 per share to WNT07 Holdings, LLC upon the closing of the Acquisition. The managers of WNT07 Holdings, LLC are Eric Pulier and Teymour Boutros-Ghali, both members of our Board of Directors. The warrant was issued as partial consideration for services provided by Messrs. Pulier and Boutros-Ghali as consultants to us in the Acquisition. Until such time as the Certificate of Amendment is filed with the Secretary of State of Delaware, WNT07 Holdings, LLC may not exercise any portion of the warrant.
REASONS FOR ENGAGING IN THE TRANSACTION
      Our Board of Directors believes that the Acquisition will complement our existing business, improve our financial performance and provide existing stockholders with an opportunity for a higher rate of return on their investment. MediaDefender is a recognized creator of and one of the leaders in the rapidly-expanding Internet piracy prevention (“IPP”) industry. Over the past four years, MediaDefender’s IPP solutions have been utilized by many of the major music and entertainment companies in the $160 billion global music and movie industries as an effective means of thwarting illegal downloading and causing consumers to pay for authorized digital content. Our Board of Directors believes that MediaDefender has assembled a strong and talented management team that remains with us post-closing.

      As discussed above, aggregate consideration for the Acquisition was $42.5 million in cash, subject to a holdback of $4.25 million which has been placed into an escrow account to cover certain indemnification claims under the Merger Agreement for a limited period of time. If we did not complete an appropriate financing, we would not have had sufficient cash resources to fund the Acquisition. We believe that the terms of the Senior Financing and the Sub-debt Financing contain terms that were the most favorable available to us. We used two separate placement agents to help locate and negotiate these financings. The Senior Financing and the Sub-debt Financing transaction documents provide, among other things, that we increase the number of authorized shares of our Common Stock from 15,000,000 shares to 60,000,000 shares to ensure that we have an adequate number of shares of Common Stock authorized and reserved for the conversion or exercise of all equity-based securities issued to the Senior Financing and Sub-debt Financing investors at the closing.
FINANCIAL INFORMATION
      A copy of our Annual Report on Form 10-K/ A for the fiscal year ended December 31, 2004 is enclosed with this Information Statement. The financial statements of MediaDefender and pro forma consolidated financial statements of MediaDefender and the Company will be contained in Amendment No. 2 to the Company’s Current Report on Form 8-K filed August 3, 2005 with the SEC, which is not required to accompany this Information Statement. Amendment No. 2 will be filed with the SEC within 75 days of July 28, 2005.
PROCEDURE FOR APPROVAL OF ACTION; VOTING
      The Delaware General Corporation Law provides that any action which may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
      On August 2, 2005, the record date for stockholders entitled to vote in favor of the Certificate of Amendment, there were 4,885,852 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. We needed the affirmative vote of at least a 66.7% majority of the outstanding shares of our Common Stock to approve the increase to the authorized number of shares of our Common Stock from 15,000,000 shares to 60,000,000 shares. By action of written consent, dated August 2, 2005, eight stockholders representing approximately 66.7124% of the issued and outstanding shares of our Common Stock at the time, approved the increase in the authorized number of shares of our Common Stock and the filing of the Certificate of Amendment with respect to the foregoing with the Secretary of State of Delaware. Our Board of Directors, by its unanimous written consent dated July 28, 2005, approved the increase in the number of authorized shares of our Common Stock and the filing of the Certificate of Amendment with respect to the foregoing with the Secretary of State of Delaware. In accordance with Section 14(c) of the Exchange Act and Schedule 14(c) promulgated thereunder, we will not file the Certificate of Amendment with the Secretary of State of Delaware until at least 20 calendar days after this Information Statement has been mailed or delivered to our stockholders.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
      On August 2, 2005, there were 4,885,852 shares of our Common Stock issued and outstanding. As of that date, 10,114,148 shares of our Common Stock were reserved for issuance pursuant to option grants or other securities exercisable for, or convertible into or exchangeable for, shares of our Common Stock (including 1,332,411 shares of our Common Stock reserved for the Senior Warrant Shares and 8,003,712 shares of our Common Stock reserved for conversion of the Sub-debt Notes). Each holder of our Common Stock is entitled to cast one vote, in person or by proxy, for each share of our Common Stock held by such holder.

      The following table sets forth information with respect to the following: (i) each person who beneficially owns more than five percent (5%) of our voting securities, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group.

		Amount and
		Nature of
	Title of Class	Beneficial		Percent
Beneficial Owner(1)	of Stock	Ownership(2)		of Class

5% Stockholders:
JMB Capital Partners, L.P.	Common	2,166,667	(3)	30.7%
1999 Avenue of the Stars, Suite 2040
Los Angeles, California 90067
WNTO7 Holdings, LLC	Common	1,224,017	(4)	24.5%
c/o Wayne, Gaynor, Umanoff & Pollack, LLP
6100 Center Drive, Suite 950
Los Angeles, California 90045
JMG Capital Partners LP	Common	650,000	(5)	11.7%
JMG Triton Offshor Fund, Ltd.
11601 Wilshire Boulevard, Suite 2180
Los Angeles, CA 90025
CCM Master Qualified Fund, Ltd.	Common	433,333	(6)	8.1	%(7)
One North Wacker Drive, Suite 4725
Chicago, Illinois 60606
Rick Rubin c/o Alan S. Halfon & Company	Common	362,022		7.4%
9595 Wilshire Boulevard, Suite 505
Beverly Hills, California 90212
Marc P. Geiger	Common	337,740		6.9%
151 El Camino Drive
Beverly Hills, California 90212
Donald P. Muller c/o Creative Artists Agency	Common	329,177		6.7%
9830 Wilshire Boulevard
Beverly Hills, California 90212
Universal Music Group, Inc.	Common	312,500		6.4%
2220 Colorado Avenue
Santa Monica, California 90404
Entities affiliated with Constellation Venture Capital, L.P.	Common	275,113		5.6%
575 Lexington Avenue
New York, New York 10022
Coghill Capital Management, L.L.C.	Common	263,165		5.4%
One North Wacker Drive, Suite 4725
Chicago, Illinois 60606

		Amount and
		Nature of
	Title of Class	Beneficial		Percent
Beneficial Owner(1)	of Stock	Ownership(2)		of Class

Current Executive Officers and Directors:
Frederick W. Field	Common	302,370	(8)	5.8%
Jonathan V. Diamond	Common	259,659	(8)	5.0%
Robert N. Weingarten	Common	60,000	(8)	1.2%
Teymour Boutros-Ghali	Common	183,603	(9)	3.7%
Eric Pulier	Common	1,040,414	(10)	20.1%
Dimitri Villard	Common	85,000	(8)	1.7%
James N. Lane	Common	85,000	(8)	1.7%
Randy Saaf	Common	119,758	(11)	2.4%
Octavio Herrera	Common	119,758	(11)	2.4%
Nicholas Turner	Common	23,000	(8)	*
All current directors and executive officers as a group (10 persons)	Common	2,278,562	(12)	37.6%

*	Indicates less than 1.0%

(1)	Unless otherwise indicated, the address for each of the individuals listed in the table is c/o ARTISTdirect, Inc., 10900 Wilshire Boulevard, Suite 1400, Los Angeles, California, 90024.

(2)	Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

(3)	Consists solely of a warrant to purchase 2,166,667 shares of Common Stock that may become exercisable within 60 days of August 2, 2005. Only 888,294 shares are currently exercisable and the remaining portion of the warrant becomes exercisable following the filing of the Certificate of Amendment.

(4)	Includes 114,985 shares of Common Stock that may become exercisable within 60 days of August 2, 2005 pursuant to a warrant. The warrant is only exercisable following the filing of the Certificate of Amendment. Members of WNT07 Holdings, LLC include Teymour Boutros-Ghali and FDT Trust-2005. Teymour Boutros-Ghali and Eric Pulier, both members of our Board of Directors are the managing members and have voting power with respect to the shares.

(5)	Consists solely of a warrant to purchase 325,000 shares of Common Stock registered in the name of JMG Capital Partners LP and a warrant to purchase 325,000 shares of Common Stock registered in the name of JMG Triton Offshore Fund, Ltd. that may become exercisable within 60 days of August 2, 2005. Only 133,229 shares under each warrant are currently exercisable and the remaining portion of the warrants become exercisable following the filing of the Certificate of Amendment.

(6)	Consists solely of a warrant to purchase 433,333 shares of Common Stock that may become exercisable within 60 days of August 2, 2005. Only 177,659 shares are currently exercisable and the remaining portion of the warrant becomes exercisable following the filing of the Certificate of Amendment.

(7)	CCM Master Qualified Fund, Ltd. was also issued a $13,000,000 principal amount convertible subordinated note and a warrant to purchase 691,935 shares of Common Stock in the Sub-debt Financing. Both contain a limitation on exercise provision that prevents CCM Master Qualified Fund, Ltd. from holding more than 9.99% of our outstanding Common Stock.

(8)	Consists solely of stock options to purchase shares of Common Stock that are exercisable within 60 days of August 2, 2005.

(9)	Refer to footnote (4) above. Mr. Boutros-Ghali holds a 15% economic interest in WNT07 Holdings, LLC.

(10)	Refer to footnote (4) above. FDT Trust-2005 holds a 85% economic interest in WNT07 Holdings, LLC. The trustee of FDT Trust-2005 is Greg Pulier, the brother of Eric Pulier. The beneficiaries of the trust consist of the living descendants of Myron Pulier, the father of Eric Pulier, as determined by Greg Pulier.

(11)	Consists solely of a warrant to purchase 119,758 shares of Common Stock that may become exercisable within 60 days of August 2, 2005. No portion of the warrant is exercisable until the filing of the Certificate of Amendment.

(12)	Refer to footnotes (4) and (8)-(11) above.

Change-In-Control
      A change-in-control has not occurred since the beginning of our last fiscal year end. A change-in-control may occur as a result of the conversion or exercise of all of the equity-based securities issued in the Senior Financing and the Sub-debt Financing. Assuming maximum conversion or exercise of the equity-based securities issued in the Senior Financing and Sub-debt Financing occurs, the Senior Financing investors will own approximately 9.3% of our Common Stock, on a fully diluted basis, and the Sub-debt Financing investors will own approximately 55.9% of our Common Stock, on a fully diluted basis.
      Except for the Sub-debt Notes and Sub-debt Warrants issued to Messrs. Saaf and Herrera, each of the Sub-debt Notes and the Sub-debt Warrants contain a provision that limits such Sub-debt Financing investors beneficial ownership to either 4.99% or 9.99% of our issued and outstanding Common Stock following any conversion or exercise, as applicable. This provision may be waived by all Sub-debt Financing investors, except by Broadband or its affiliates, upon 61 days written notice.
DISSENTERS’ RIGHTS OF APPRAISAL
      Delaware General Corporation Law does not provide for appraisal rights in connection with the increase of authorized shares of our Common Stock.
CORPORATE INFORMATION

Directors and Executive Officers
      The following table sets forth certain information regarding our directors and executive officers as of August 2, 2005:

Name	Age	Position

Frederick W. Field	53	Chairman of the Board of Directors
Jonathan V. Diamond	46	President, Chief Executive Officer and Director
Robert N. Weingarten	52	Chief Financial Officer and Secretary
Teymour Boutros-Ghali	50	Director
Eric Pulier	39	Director
Dimitri Villard	62	Director
James N. Lane	53	Director
Randy Saaf	29	Chief Executive Officer of MediaDefender
Octavio Herrera	29	President of MediaDefender
Nicholas Turner	46	Executive Vice President
      Frederick W. Field. Mr. Field has served as our Chairman of the Board since June 2001 and served as our Chief Executive Officer from June 2001 until September 2003. Mr. Field also currently serves as Chief Executive Officer of ARTISTdirect Records, LLC and as Chairman of the Board and Chief Executive Officer of Radar Pictures, Inc., a film production company. From 1990 to 2001, Mr. Field served as Co-Chairman of Interscope Records, a music production company. From 1979 to 1997, Mr. Field served as Chairman of the Board and Chief Executive Officer of Interscope Communications, Inc.
      Jonathan V. Diamond. Mr. Diamond has served as our Chief Executive Officer and director since September 2003. From January 2003 to the present, he has also served as the Chairman, Chief Executive Officer and a director of YouthStream Media Networks, Inc., a publicly-traded company (YSTM. PK). He was the co-founder of N2K, Inc. and served as its Vice Chairman and Chief Executive Officer through its 1999 merger with CDnow, Inc., an e-commerce company. He continued to serve as Chairman of the combined company until its sale to Bertelsmann Music Group in August 2000. Mr. Diamond was a co-founder of GRP Records, an independent music label acquired by MCA in 1990. Mr. Diamond holds an

M.B.A. from the Columbia University Graduate School of Business and a B.A. in Economics and Music from the University of Michigan Honors College.
      Robert N. Weingarten. Mr. Weingarten has served as our Chief Financial Officer and Secretary since January 2004. From July 1992 to present, Mr. Weingarten has been the sole shareholder of Resource One Group, Inc., a financial consulting and advisory company. From February 2003 to present, he has served as the Chief Financial Officer of YouthStream Media Networks, Inc., a publicly traded company (YSTM. PK). Since 1979, Mr. Weingarten has served as a consultant to numerous public companies in various stages of development, operation or reorganization. Mr. Weingarten received an M.B.A. Degree in Finance from the University of Southern California in 1975 and a B.A. Degree in Accounting from the University of Washington in 1974. Mr. Weingarten currently serves as President, Chief Financial Officer and Chairman of the Board of Directors of Aries Ventures Inc. (ARVT. PK) and as Chief Financial Officer of Resource Ventures, Inc., both of which are public companies.
      Teymour Boutros-Ghali. Mr. Boutros-Ghali has served as a director since January 2005. From January 2002 to present, Mr. Boutros-Ghali has served as the Managing Partner of Monitor Ventures, an early stage venture investor and advisory firm that is part of the Monitor Group, a global strategy consulting firm and merchant bank with almost $2 billion under management. From January 2000 to January 2002, he worked as an independent consultant for Monitor Group and Digital Evolution. He also served as the Chief Executive Officer for AllBusiness from April 1997 to January 2000. For the past five years, Mr. Boutros-Ghali has served as a director for various private companies. From June 2004 to present, he has served as a director for Hydropoint Data Systems, a water management solutions company. From 2001 to 2002, and 2001 to 2003, Mr. Boutros-Ghali served as a director for Switchouse and Digital Evolution, respectively. Mr. Boutros-Ghali received S.M. and a Ph.D. Degrees from the Massachusetts Institute of Technology in 1982 and 1980, respectively. He also received B.A. and M.A. Degrees in Electrical Engineering from Cambridge University in 1976.
      Eric Pulier. Mr. Pulier has served as a director since November 2004. Currently, Mr. Pulier serves as the Founder and Executive Chairman of SOA Software, Inc., a position which he has held since 2001. Mr. Pulier also served as a Director and/or founder of multiple technology companies in the United States, including US Interactive, Inc., Gluecode, Inc., Media Platform On-Demand, and the Center for Telecommunications Management. Mr. Pulier has been a pioneer in the software and digital interactive industries for over 15 years. He has been instrumental in establishing ground-breaking companies in several sectors including corporate communications, professional services, security and enterprise software. Mr. Pulier is a Magna Cum Laude graduate of Harvard University.
      Dimitri Villard. Mr. Villard has served as a director since January 2005. Mr. Villard has also served as President and a director of Pivotal BioSciences, Inc., a biotechonology company, since September 1998. In addition, since January 1982 to present, he has served as President and director of Byzantine Productions, Inc. Previously, Mr. Villard was a director at the investment banking firm of SG Cowen and affiliated entities, a position he held from January 1997 to July 1999. Mr. Villard received a B.A. Degree in Government from Harvard University in 1964. Mr. Villard currently serves as a director of Dax Solutions, Inc., an entertainment industry digital asset management venture, a position he has held since May 2004. He is also a member of the Executive Committee of the Los Angeles chapter of the Tech Coast Angels, a private venture capital group.
      James N. Lane. Mr. Lane has served as a director since May 2005. Mr. Lane has also served as Chairman and Chief Executive Officer of Devonwood Capital Partners, a private equity firm since 2002. From 1997-2002, Mr. Lane was Chairman and Chief Executive Officer of SG Capital Partners, a private equity firm affiliated with Société Général and SG Cowen Securities, managing over $800 million of capital. Prior to establishing SG Capital Partners, Mr. Lane’s career spanned approximately 20 years at Goldman Sachs, & Co. He was a former General Partner and founding member and Co-Head of Goldman Sachs’ Principal Investment Area, which invested and managed several billion dollars of the firm’s and clients’ money in private equity investments. Mr. Lane’s responsibilities included managing the Leveraged Finance group in New York and the European Corporate Finance and Merchant Banking businesses in London. Mr. Lane earned his B.A. degree, cum laude, from Wheaton College and his M.B.A., with highest honors, from Columbia University.

      Randy Saaf. Mr. Saaf currently serves as Chief Executive Officer of our wholly-owned subsidiary MediaDefender, which was acquired on July 28, 2005. Mr. Saaf previously served as both President and Chief Executive Officer of MediaDefender since he co-founded the company in July 2000. Mr. Saaf received his Bachelor of Science degree in Engineering from Harvey Mudd College in 1998.
      Octavio Herrera. Mr. Herrera currently serves as President of our wholly-owned subsidiary MediaDefender, which was acquired on July 28, 2005. Mr. Herrera previously served as VP, Business Development and Chief Financial Officer of MediaDefender since he co-founded the company in July 2000. Mr. Herrera received his Bachelor of Science degree in Physics from Occidental College in 1998.
      Nicholas Turner. Mr. Turner has served as our Executive Vice President since January 2005. Mr. Turner has over 20 years experience as a senior level executive and entrepreneur in the entertainment and new media industries. Mr. Turner has been a professional recording musician, artist manager, record producer, new media pioneer and record label marketing executive, as well as charity event creator and fundraiser. Mr. Turner has extensive expertise in guiding companies through the transition from the analog to digital world. During the last 10 years, Mr. Turner has held senior executive positions with various companies, including N2K, Inc. and CDnow, Inc., with responsibility for marketing and revenue generation activities.

Board Compensation
      Directors who are not employees of the Company do not currently receive any cash compensation for their service as members of our Board of Directors or any Board committee. However, directors are reimbursed for all reasonable travel and out-of-pocket expenses incurred by them in attending Board and committee meetings. All directors are eligible to participate in the ARTISTdirect, Inc. 1999 Employee Stock Option Plan.

Executive Compensation
      The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our three other most highly compensated executive officers whose salary and bonus for the 2004 fiscal year was in excess of $100,000, for services rendered in all capacities for the fiscal years ended December 31, 2002, 2003 and 2004, respectively. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the “named executive officers.”
SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation Awards
		Annual Compensation
						Securities
					Other Annual	Underlying		All Other
Name and Principal Positions	Year	Salary ($)		Bonus ($)	Compensation ($)(1)	Options (#)		Compensation ($)

Frederick W. Field	2004	$28,080
Chairman	2003	$56,160	(2)
	2002	$812,500	(3)(4)
Jonathan V. Diamond	2004	$185,000			$7,800
Chief Executive Officer	2003	$46,250		$4,315	$1,950
	2002
Robert N. Weingarten	2004	$120,000				120,000	(6)
Chief Financial Officer	2003
	2002
Keith Yokomoto	2004	$120,000				60,000	(7)
Former President and	2003	$597,222	(5)		$7,800			$76,924	(5)
Chief Operating Officer	2002	$402,778			$7,800

(1)	Consists of car allowance.

(2)	Includes $28,080 of deferred salary received in connection with Mr. Field’s service as Chief Executive Officer of ARTISTdirect Records, LLC. ARTISTdirect Records was a co-venture which was indirectly jointly owned by the Company and Mr. Field.

(3)	Includes $541,667 of salary received in connection with Mr. Field’s service as Chief Executive Officer of ARTISTdirect Records, LLC. ARTISTdirect Records was a co-venture which was indirectly jointly owned by the Company and Mr. Field.

(4)	From July 16, 2002, Mr. Field elected to defer all of his salary under his employment agreements with ARTISTdirect and ARTISTdirect Records. During 2002, Mr. Field deferred $229,167 of salary from ARTISTdirect and $458,334 of salary from ARTISTdirect Records. In May 2003, all deferred salary totaling approximately $411,000 from the Company and approximately $822,000 from ARTISTdirect Records was waived.

(5)	Includes $412,847 in deferred salary and $76,924 in accrued vacation pay which were paid to Mr. Yokomoto upon his termination as an employee on December 31, 2003. Of such amount, $150,000 was repaid to the Company for a prepaid bonus that Mr. Yokomoto previously received.

(6)	Effective March 29, 2004, we issued to Robert N. Weingarten, our Chief Financial Officer, a stock option to purchase 120,000 shares at $0.50 per share, which was not less than the fair market value on the date of grant, exercisable through March 29, 2011. The option vests and becomes exercisable in a series of 36 successive equal monthly installments upon the optionee’s completion of service measured from March 29, 2004.

(7)	Effective January 9, 2004, we issued to Keith Yokomoto, our former President and Chief Operating Officer, and a Director of the Company at that time, two non-qualified stock options to purchase 10,000 shares and 50,000 shares at $0.50 per share, which was not less than the fair market value on the date of grant, exercisable through January 9, 2011. The option for 10,000 shares was immediately vested upon issuance. The option for 50,000 shares was scheduled to vest in increments of 10,000 shares on February 1, 2004, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004, based on the accomplishment of certain milestones by each respective date, which were not attained. Accordingly, the option for 50,000 shares did not vest and thus expired.
      The following table sets forth certain information regarding stock options granted to our named executive officers during the year ended December 31, 2004.
OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
					Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Terms(3)
	Options	Employees in	Price per	Expiration
Name	Granted(1)	2004(2)	Share ($)	Date	5%	10%

Robert N. Weingarten	120,000	100.0%	$0.50	03/29/11	$17,098	$39,846

(1)	Each option represents the right to purchase one share of common stock.

(2)	During the year ended December 31, 2004, the Company granted options to management and employees to purchase an aggregate of 120,000 shares of common stock exercisable at $0.50 per share. The fair market value on the date of grant was $0.35 per share.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if such options appreciate based on the fair market value on the date of grant and if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future common stock price growth. These amounts represent certain assumed rates of appreciation in the value of the

Company’s common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

      The following table provides information, with respect to the named executive officers, concerning unexercised stock options held by them at December 31, 2004. None of the named executive officers exercised any stock options during 2004.
AGGREGATED OPTION FISCAL YEAR-END VALUES

	Number of Securities				Value of Unexercised
	Underlying Unexercised				In-the-Money
	Options at				Options at
	Fiscal Year End				Fiscal Year End ($)(1)

Name	Exercisable		Unexercisable		Exercisable	Unexercisable

Frederick W. Field	302,370		0		$0	$0
Jonathan V. Diamond	259,659		0		0	0
Robert N. Weingarten	30,000	(2)	90,000	(2)	0	0

(1)	Based on December 31, 2004 closing stock price of $0.26 per share.

(2)	The option vests and becomes exercisable in a series of 36 successive equal monthly installments upon optionee’s completion of each month of service measured from March 29, 2004.

Current Employment Contracts and Termination of Employment, Change-in-Control Agreements
      On July 28, 2005, we entered into an Employment Agreement with Jonathan V. Diamond, our Chief Executive Officer. During the term of the Employment Agreement, which shall continue through December 31, 2008, Mr. Diamond will earn a base salary of no less than $350,000 per annum, plus certain specified perquisites that include a monthly car allowance. He is also eligible to receive a discretionary bonus of up to 100% of base salary, as determined by the Compensation Committee of the Board of Directors or, if none, the Board, and a performance bonus of up to 100% of base salary if we achieve specified earnings targets in fiscal 2007 and 2008. Mr. Diamond shall also be entitled to receive stock options at the discretion of the Board of Directors. In the event Mr. Diamond is terminated “without cause,” he shall be entitled to receive 12 months of severance pay at the rate of 100% of his monthly salary, any performance bonus due for the year in which termination occurs and all stock options subject to time vesting shall be deemed fully vested and exercisable.
      On July 28, 2005, we entered into an Employment Agreement with Robert N. Weingarten, our Chief Financial Officer. During the term of the Employment Agreement, which shall continue through December 31, 2008, Mr. Weingarten will earn a base salary of no less than $195,000 per annum, plus certain specified perquisites that include a monthly car allowance. He is also eligible to receive a discretionary bonus of up to 100% of base salary, as determined by the Compensation Committee of the Board of Directors or, if none, the Board, and a performance bonus of up to 100% of base salary if we achieve specified earnings targets in fiscal 2007 and 2008. Mr. Weingarten shall also be entitled to receive stock options at the discretion of the Board of Directors. In the event Mr. Weingarten is terminated “without cause,” he shall be entitled to receive 12 months of severance pay at the rate of 100% of his monthly salary, any performance bonus due for the year in which termination occurs and all stock options subject to time vesting shall be deemed fully vested and exercisable.
      In accordance with the Merger Agreement, we acknowledged the terms of Employment Agreements entered into on July 28, 2005 by MediaDefender with each of Randy Saaf, who will serve as Chief Executive Officer of MediaDefender, and Octavio Herrera, who will serve as President of MediaDefender. Each of Messrs. Saaf and Herrera will earn a base salary of no less than $350,000 per annum during the initial term of the agreements, which shall continue until December 31, 2008. Both are also entitled to receive performance bonuses of up to $350,000 if MediaDefender achieves specified earnings targets in fiscal 2007 and 2008. Each are entitled to receive 12 months of severance pay at the rate of 100% of his monthly salary and the pro-rata portion of the performance bonus referenced above if they are terminated “without cause.” Additionally, we granted stock options to purchase up to 200,000 shares of common stock to each of Messrs. Saaf and Herrera.
      Effective January 1, 2005, we entered into a one-year consulting agreement with Nicholas Turner to serve as our Executive Vice President with a base annual salary of $120,000 per year, plus certain perquisites benefits. In conjunction with the consulting agreement, the Company granted Mr. Turner a non-plan, non-qualified stock option to purchase 92,000 shares of common stock at an exercise price of $0.79 per share, which was the approximate fair market value of the common stock on the date of grant, vesting monthly over a period of two years.
DOCUMENTS INCORPORATED BY REFERENCE
      The following documents filed by us with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference herein:

(i) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(ii) Amendment No. 1 to our Annual Report on Form 10-K/ A for the fiscal year ended December 31, 2004;

(iii) Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;

(iv) Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005; and

(v) Our Current Reports on Form 8-K or 8-K/ A, as applicable, filed on January 20, 2005, March 4, 2005, April 27, 2005, May 16, 2005, May 27, 2005, June 3, 2005, August 3, 2005 and August 5, 2005.
      THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO US WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT. DOCUMENTS RELATING TO US (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO US AT ARTISTDIRECT, INC., 10900 WILSHIRE BLVD., SUITE 1400, LOS ANGELES, CA 90024; ATTENTION: CHIEF FINANCIAL OFFICER, OR BY CALLING THE COMPANY AT (310) 443-5360. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

ADDITIONAL INFORMATION
      One copy of this Information Statement and the Annual Report may be delivered to two or more stockholders who share an address in accordance with Exchange Act Rule 14a-3(e)(1), unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of this Information Statement and the Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. Additionally, stockholders sharing an address can request delivery of a single copy of this Information Statement and the Annual Report if they are receiving multiple copies. Stockholders may contact us at ARTISTdirect, Inc., 10900 Wilshire Blvd., Suite 1400, Los Angeles, CA 90024; Attention: Chief Financial Officer, or by calling the Company at (310) 443-5360. Copies of documents so requested will be sent by first class mail, postage paid, within one business day of the receipt of such request.
      We are subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1580, 100 F. Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 100 F. Street, NE, Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC’s Internet Website (http://www.sec.gov).

By order of the Board of Directors,

/s/ Jonathan V. Diamond

Jonathan V. Diamond
President Chief Executive Officer and Director
Dated: August [29], 2005

ANNEX A
CERTIFICATE OF AMENDMENT
OF
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARTISTDIRECT, INC.
a Delaware corporation
Adopted in accordance with the provisions of Section 242
of the General Corporation Law of the State of Delaware
      ARTISTdirect, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), by its duly authorized officers, does hereby certify that:

FIRST. That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from Fifteen Million (15,000,000) shares to Sixty Million (60,000,000) shares, par value $0.01; (ii) declaring such amendment to be advisable; and (iii) directing that such amendment be considered by the Corporation’s stockholders.

SECOND. That upon the effectiveness of this Certificate of Amendment of Third Amended and Restated Certificate of Incorporation, the Third Amended and Restated Certificate of Incorporation is hereby amended by deleting the first paragraph of Article IV and replacing it with the following paragraph:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Sixty-Five Million (65,000,000). Sixty Million (60,000,000) shares shall be Common Stock, par value $0.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.01 per share.”

THIRD. That, in accordance with the provisions of the Delaware General Corporation Law and the Corporation’s Third Amended and Restated Certificate of Incorporation, the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment by written consent dated August 2, 2005.

FOURTH. That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of Delaware General Corporation Law by the Board of Directors and by stockholders of the Corporation.

A-1

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation to be executed by Jonathan Diamond, its President, and attested to by Robert Weingarten, its Secretary, this      day of                     , 2005.

ARTISTdirect, Inc.

By

Jonathan V. Diamond
President
ATTEST:
ARTISTdirect, Inc.

By

Robert N. Weingarten
Secretary

A-2